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                                                                  EXHIBIT 4.5




                                TRUST AGREEMENT



     This TRUST AGREEMENT, dated as of April 14, 1998, among Amerus Life Holdings, Inc., an Iowa corporation, as "Depositor," and First Union
Trust Company, National Association, a national banking association under the federal laws of the United States of America, not in its individual capacity but solely as Trustee. The Depositor and the Trustee hereby agree as follows:

          1. The trust created hereby shall be known as "Amerus Capital II" (the "Trust"), in which name the Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

          3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement (i) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law and (ii) the Depositor shall take any action as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

          4. The Depositor, as the sponsor of the Trust, is hereby authorized, in its discretion (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and certain other securities and (b) a Registration Statement (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with such securities exchange or exchanges or the Nasdaq National Market System ("Nasdaq"), as shall be determined by the Depositor, and prepare and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on such securities exchanges or quoted on

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Nasdaq, as applicable; (iii) to prepare, file and execute on behalf of the
Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or "Blue Sky" laws, and to obtain any permits under the insurance laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust, (v) to negotiate, execute, deliver and perform, on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as Exhibit 1.2 to the 1933 Act Registration Statement and one or more registration rights agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of the Capital Securities of the Trust and/or any other interests in the Trust, and
(vi) to prepare, execute and deliver on behalf of the Trust any and all instruments, documents and papers as may be desirable in connection with the foregoing. In the event that any filing referred to in clauses (i), (ii) and
(iii) above is required by the rules and regulations of the Commission, any securities exchange, Nasdaq or state securities or blue sky laws to be executed on behalf of the Trust by the Trustee, First Union Trust Company, National Association, in its capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Michael E. Sproule, Michael G. Fraizer and James A. Smallenberger, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                   5. This Trust Agreement may be executed in one or more counterparts.

                   6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause the Trustee at any time. The Trustee may resign upon thirty days prior notice to the Depositor.





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                7.  The Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and each of the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each Indemnified Person Expenses (including reasonable legal fees) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor under this Section 7.

                8. The Trustee shall take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if (i) it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or (ii) it shall have actual knowledge, or shall have been advised by counsel, that such performance is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, then the Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and complete authorization and protection for actions taken by the Trustee in reliance thereon. The Trustee shall refrain from taking any action with respect to the matters described in such notice to the Depositor until the Trustee has received such instructions.

                9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).









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                   IN WITNESS WHEREOF, the parties hereto have caused this
Trust Agreement to be duly executed as of the day and year first above written.




                                                AMERUS LIFE HOLDINGS, INC., as
                                                Depositor



                                                By: /s/ James A. Smallenberger
                                                    --------------------------
                                                    Name: James A. Smallenberger
                                                    Title: Senior Vice President
                                                           and Secretary


                                                FIRST UNION TRUST COMPANY,
                                                   National Association, not in
                                                   its individual capacity but
                                                   solely as Trustee


                                                By:/s/ Stephen J. Kaba
                                                   --------------------------
                                                   Name: Stephen J. Kaba
                                                   Title: Vice President







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